UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2016

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California, Suite 4600, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Amendment No. 1 to Purchase Agreement
As previously disclosed, on November 11, 2015, Molson Coors Brewing Company (the “Company”) and Anheuser-Busch InBev SA/NV (“ABI” and, together with the Company, the “Parties”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company will acquire (such acquisition, the “Transaction”), contingent upon the closing of the acquisition of SABMiller plc (“SABMiller”) by ABI pursuant to the transaction announced on November 11, 2015 (the “ABI-SABMiller Transaction”), all of SABMiller’s interest in MillerCoors LLC (“MillerCoors”) and all of the trademarks, contracts and other assets primarily related to the Miller brand portfolio outside of the U.S. and Puerto Rico (the “Territory”).
On March 25, 2016, the Parties entered into Amendment No. 1 (“Amendment”) to the Purchase Agreement, pursuant to which the Parties (a) agreed to include in the Transaction certain rights and assets relating to MillerCoors and SABMiller’s business operations in the Territory that were intended to be included in the Transaction but were unintentionally omitted from the Purchase Agreement; (b) clarified the process by which the Parties will seek certain third-party consents, approvals and assignments in connection with the Transaction; (c) clarified the inapplicability of certain restrictions on the Miller brand portfolio outside of the Territory; and (d) made certain acknowledgments to each other with respect to their respective pre-closing undertakings.  In addition, in the Amendment the Company irrevocably waived (i) its right prior to the closing to require ABI, pursuant to Section 5.11(a) of the Purchase Agreement, to provide Required Miller International Business Financial Information that is Compliant (as such terms are defined in the Purchase Agreement), subject to certain exceptions described therein, and (ii) its right under Section 5.11(b) of the Purchase Agreement to elect not to acquire the assets primarily related to the Miller brand portfolio outside of the Territory.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2016, Brian D. Goldner informed the Secretary and the Board of Directors of the Company that he does not intend to stand for re-election to the Board at the Company’s 2016 Annual Meeting of Stockholders. Mr. Goldner will remain a member of the Board and Chairman of its Compensation and Human Resources Committee until the Company’s Annual Meeting of Stockholders to be held in May 2016.

Mr. Goldner’s decision not to stand for re-election was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	March 30, 2016	By:	/s/ E. Lee Reichert
E. Lee Reichert
Deputy General Counsel and Secretary